EXHIBIT 10.1 NEWMONT CORPORATION 2020 STOCK INCENTIVE COMPENSATION PLAN GLOBAL 2026 DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT This Global 2026 Director Restricted Stock Unit Agreement, including any country- specific terms and conditions set forth in the Appendix A hereto (the “Agreement”), is dated as of _____, 2026, and is made between Newmont Corporation, a Delaware corporation (“Newmont”), and the director of the Newmont Board of Directors who has signed this Agreement below (“Director”). WHEREAS, in recognition of the Director’s service as a director of Newmont rendered and to be rendered during the 2026 calendar year, the Board of Directors, the Leadership Development and Compensation Committee and the Corporate Governance and Nominating Committee (collectively referred to as the “Newmont Committee”) has awarded Director, pursuant to the terms and conditions of this Agreement and those of the Newmont Corporation 2020 Stock Incentive Compensation Plan (“Plan”), the number of Director Restricted Stock Units (“DSUs”) specified below. Each DSU represents a right to receive a share of Newmont Common Stock (“Common Stock”) (rounded down to the nearest whole share), subject to the conditions and restrictions set forth in this Agreement and the Plan. Capitalized terms used but not defined herein shall have the meanings given such terms in the Plan. NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, Newmont hereby documents such award to Director of [insert number] DSUs and, in connection with such award, Newmont and Director hereby agree as follows: 1. Immediate Vesting. The DSUs are immediately fully vested and nonforfeitable. 2. No Ownership Rights Prior to Issuance of Common Stock. Director shall not have any rights as a stockholder of Newmont with respect to the shares of Common Stock underlying the DSUs, including but not limited to the right to vote with respect to such shares of Common Stock, until and after such shares of Common Stock have been actually issued to Director and transferred on the books and records of Newmont; provided, however, that each DSU shall accrue Dividend Equivalents during the period from the date of this Agreement until the date such shares are delivered in accordance with Section 3, payable in cash at the time specified in Section 3 below. 3. Delivery of Shares of Common Stock. Within thirty (30) days following the date of Director’s retirement from the Board, Newmont shall cause to be delivered to Director the full number of shares of Common Stock underlying the DSUs, together with all accrued Dividend Equivalents, subject to satisfaction of any applicable tax withholding pursuant to Section 5 hereof and Section 16 of the Plan. For purposes of this Agreement, “retirement” from the Board means separation from service (as a director, employee and all other service provider relationships) with Newmont and the Affiliates and Subsidiaries under any circumstances, including due to death. For - 2 - the avoidance of doubt, a separation from service must meet the requirements of a “separation from service” within the meaning of Section 409A of the Code if Director is a U.S. taxpayer. 4. Nature of Grant. Director acknowledges receipt of and understands and agrees to the terms of this Agreement and the Plan. In addition to the above terms, Director understands, acknowledges, and agrees to the following provisions: (a) The Plan (and the Plan Prospectus) are available for Director’s review on Fidelity.com, and also have been made available to Director in a hard copy format, and Director agrees to be bound by all of the terms and provisions thereof, including the terms and provisions adopted after the date of this Agreement but prior to the distribution of Common Stock underlying the DSUs. If and to the extent that any provision contained in this Agreement is inconsistent with the Plan, the Plan shall govern. (b) As of the date of this Agreement, the Agreement and the Plan set forth the entire understanding between Director and Newmont regarding the DSUs and the shares of Common Stock underlying the DSUs and supersede any and all prior oral and written agreements pertaining to the DSUs and/or such shares. (c) The Plan is established voluntarily by Newmont, it is discretionary in nature, and it may be modified, amended, suspended or terminated by Newmont at any time as set forth in the Plan. (d) The grant of DSUs under the Plan at this time does not in any way obligate Newmont or its Subsidiaries to grant additional DSUs in any future year or in any given amount. All decisions with respect to future DSU grants, if any, will be made at the sole discretion of Newmont. (e) Director’s acceptance of the DSUs, including the terms and conditions herein, is voluntary. (f) The future value of the shares of Common Stock acquired by Director under this Agreement and the Plan is unknown, indeterminable and cannot be predicted with certainty. (g) This Agreement and the grant of DSUs and Director’s participation in the Plan shall not create a right to employment or service or be interpreted as forming or amending an employment or service contract with Newmont or any Affiliate or Subsidiary. (h) The DSUs and the shares of Common Stock subject to the DSUs, and the income and value of same, are not intended to constitute or replace pension rights or compensation, if any. (i) For Directors who reside outside the U.S., neither Newmont, nor any Affiliate or Subsidiary, shall be liable for any foreign exchange rate fluctuation between Director’s local currency and the United States Dollar that may affect the value of the DSUs or of any amounts due to Director pursuant to the vesting of the DSUs or the subsequent sale of any shares of Common Stock acquired at vesting. - 3 - 5. Withholding Taxes. Director acknowledges and agrees that, regardless of any action taken by Newmont with respect to any or all income tax, social insurance, fringe benefits tax, payroll tax, payment on account or other tax-related items related to Director’s participation in the Plan and legally applicable to Director (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains Director’s responsibility and may exceed the amount actually withheld by Newmont, if any. Director further acknowledges and agrees that Newmont (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the DSUs, including, without limitation, the grant, vesting or settlement of the DSUs, the issuance of Shares, the subsequent sale of shares of Common Stock acquired pursuant to such issuance, and the receipt of any dividends and/or Dividend Equivalents; and (ii) does not commit to and are under no obligation to structure the terms of the grant or any aspect of the DSUs to reduce or eliminate Director’s liability for Tax-Related Items or achieve any particular tax result. Further, Director acknowledges and agrees that if Director is subject to tax in more than one jurisdiction, Newmont may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to any relevant taxable or tax withholding event, as applicable, Director agrees to make adequate arrangements satisfactory to Newmont to satisfy all Tax-Related Items. In this regard, Director authorizes Newmont or its agent to satisfy any applicable withholding obligations with regard to all Tax-Related Items by withholding in shares of Common Stock to be issued upon settlement of the DSU. In the event that such withholding in shares of Common Stock is problematic under applicable tax or securities law in any jurisdiction or has materially adverse accounting consequences, by Director’s acceptance of the DSU, they authorize and direct Newmont to withhold from their wages or other cash compensation paid to Director by Newmont to satisfy any applicable withholding obligations for Tax-Related Items. In no way limiting the generality of this Section 5, Newmont may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates in Director’s jurisdiction(s), including maximum applicable rates to the extent permitted by the Plan, in which case Director may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Common Stock. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, Director is deemed to have been issued the full number of shares of Common Stock subject to the vested DSUs, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items. Finally, Director agrees to pay to Newmont, including through withholding from cash compensation paid to them by Newmont, any amount of Tax-Related Items that Newmont may be required to withhold or account for as a result of their participation in the Plan that cannot be satisfied by the means previously described. Newmont may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock, if Director fails to comply with any obligations in connection with the Tax-Related Items. 6. Privacy Information and Consent. Newmont headquarters is located at 6900 E. Layton Ave., Suite 700, Denver, Colorado 80237 U.S.A., and grants awards to Directors of Newmont and its Affiliates and Subsidiaries, at Newmont’s sole discretion. If Director would like to participate in the Plan, please review the following information about Newmont’s data processing practices and declare Director’s consent by signing this Agreement. - 4 - (a) Data Collection and Usage. Newmont collects, processes and uses personal data of Directors (and if the DSUs are transferred in connection Section 7(g) below, their immediate family or lineal descendants collectively, “Data Subjects”), including name, home address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in Newmont, and details of all awards or other entitlements to shares of Common Stock, granted, canceled, exercised, vested, unvested or outstanding in Director’s favor, which Newmont receives from Director. If Newmont offers Director an award under the Plan, then Newmont will collect Director’s personal data for purposes of allocating stock and implementing, administering and managing the Plan and if Director transfer’s the DSUs in accordance with Section 7(g) below then Newmont will collect the applicable Data Subject’s personal data for purposes of allocating stock and implementing, administering and managing the Plan . Newmont’s legal basis for the processing of Director’s and/or Data Subject’s personal data would be their consent. (b) Stock Plan Administration Service Providers. Newmont transfers data to Fidelity Investments, an independent service provider based in the United States, which assists Newmont with the implementation, administration and management of the Plan. In the future, Newmont may select a different service provider and share Director’s and/or Data Subject’s data with another company that serves in a similar manner. Newmont’s service provider will open an account for Director to receive shares of Common Stock. Director and/or Data Subject will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to Director’s and/or Data Subject’s ability to participate in the Plan. (c) International Data Transfers. Newmont and its service providers are based in the United States. If Director and/or Data Subject is outside the United States, Director and/or Data Subject should note that their country has enacted data privacy laws that are different from the United States. Newmont’s legal basis for the transfer of Director’s and/or Data Subject’s personal data is their consent. (d) Data Retention. Newmont will use Director’s and/or Data Subject’s data only as long as is necessary to implement, administer and manage Director’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When Newmont no longer needs Director’s and/or Data Subject’s personal data, which will generally be seven (7) years after Director is granted awards under the Plan, Newmont will remove it from its systems. If Newmont keeps the data longer, it would be to satisfy legal or regulatory obligations and Newmont’s legal basis would be relevant laws or regulations. (e) Voluntariness and Consequences of Denial or Withdrawal. Director’s participation in the Plan and Director’s and/or Data Subject’s grant of consent is purely voluntary. Director and/or Data Subject may deny or withdraw their consent at any time. If Director and/or Data Subject does not consent, or if Director or Data Subject withdraws their consent, Director and/or Data Subject cannot participate in the Plan. This would not affect Director’s career; Director and/or Data Subject would merely forfeit the opportunities associated with the Plan. (f) Data Subject Rights. Director and/or Data Subject have a number of rights under data privacy laws in their country. Depending on where Director and/or Data Subject is based, Director’s and/or Data Subject’s rights may include the right to (i) request

- 5 - access or copies of personal data Newmont processes, (ii) rectification of incorrect data, (iii) deletion of data, (iv) restrictions on processing, (v) portability of data, (vi) to lodge complaints with the competent tax authorities in Director’s and/or Data Subject’s country, and/or (vii) a list with the names and addresses of any potential recipients of Director’s and/or Data Subject’s personal data. To receive clarification regarding Director’s and/or Data Subject’s rights or to exercise Director’s and/or Data Subject’s rights please contact Newmont at Newmont Corporation, 6900 E. Layton Ave., Suite 700, Denver, Colorado 80237 U.S.A., attention: Director of Compensation, Newmont Corporate. If Director agrees with the data processing practices as described in this notice, please declare Director’s consent by signing this Agreement. Director understands that where processing is based on consent, Director and/or Data Subject may withdraw this consent at any time by contacting Director’s local human resources representative. Withdrawal shall not affect the legality of the processing based on consent before it is withdrawn, but may limit Newmont’s ability to implement, administer and manage Director’s participation in the Plan. 7. Miscellaneous (a) No Right to Continued Service. Neither the DSUs nor any terms contained in this Agreement shall confer upon Director any express or implied right to be retained in the service of Newmont or any Affiliate or any Subsidiary for any period at all, nor restrict in any way the right of Newmont or any such Affiliate or Subsidiary, which right is hereby expressly reserved, to terminate their service at any time with or without cause, subject to applicable law and the applicable provisions of Newmont’s Certificate of Incorporation and By-laws. (b) Compliance with Laws and Regulations. The award of the DSUs to Director and the obligation of Newmont to deliver shares of Common Stock hereunder shall be subject to (a) all applicable federal, state, local and non-United States laws, rules and regulations, and (b) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Newmont Committee shall, in its sole discretion, determine to be necessary or applicable. Moreover, shares of Common Stock shall not be delivered hereunder if such delivery would be contrary to applicable law or the rules of any stock exchange. (c) Investment Representation. If at the time of delivery of shares of Common Stock, the Common Stock is not registered under the Securities Act of 1933, as amended (the “Securities Act”), and/or there is no current prospectus in effect under the Securities Act with respect to the Common Stock, Director shall, if requested by the Newmont Committee, execute, prior to the delivery of any shares of Common Stock to Director by Newmont, an agreement (in such form as the Newmont Committee may specify) in which Director represents and warrants that Director is purchasing or acquiring the shares acquired under this Agreement for Director’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the - 6 - Securities Act, but in claiming such exemption Director shall, prior to any offer for sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Newmont Committee, from counsel for or approved by the Newmont Committee, as to the applicability of such exemption thereto. (d) Notices. Any notice or other communication required or permitted hereunder shall, if to Newmont, be in accordance with the Plan, and, if to Director, be in writing and delivered in person or by electronic means or by registered or certified mail or overnight courier, postage prepaid, addressed to Director at their last known address or email address as set forth in Newmont’s records or by such other means as set forth under Section 7(l) herein. (e) Severability. The provisions of this Agreement are severable and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. (f) Governing Law and Venue. Except as to matters concerning the issuance of Common Stock or other matters of corporate governance, which shall be determined, and related DSU provisions construed, under the General Corporation Law of the State of Delaware, this Agreement shall be governed by the laws of the State of Colorado, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The parties hereto submit to the exclusive jurisdiction and venue of the federal or state courts of Colorado to resolve any and all issues that may arise out of or relate to this Agreement or the Plan, and Director waives any defense to such governing law and venue, including but not limited to any defense based on subject matter or personal jurisdiction. (g) Transferability of DSUs / Agreement. This Agreement and DSUs granted hereunder may not be transferred, assigned, pledged or hypothecated by either party hereto, other than by will or by the laws of descent and distribution or by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, in the case of Director, their estate, heirs, executors, legatees, administrators, designated beneficiary and personal representatives. Nothing contained in this Agreement shall be deemed to prevent transfer of the DSUs in the event of Director’s death in accordance with Section 12(b) of the Plan. Notwithstanding the foregoing and Section 12(b) of the Plan, the Director may transfer or assign all or any portion of the DSU to any member of Director’s immediate family or lineal descendants, to trusts or family limited partnerships for the benefit of the Director or Director’s immediate family or lineal descendants, in each case, for bona fide estate planning purposes and pursuant to an exemption from the registration requirements of the Securities Act and subject to approval by Newmont; provided, however, that the Director retains the sole and exclusive right to vote and dispose of any shares of Common Stock transferred to such family member or trust. Any purported transfer in violation of this Section 7(g) or Section 12(b) of the Plan shall be null and void and shall have no force or effect. (h) No Advice Regarding Award. Neither Newmont, nor any Affiliates or Subsidiary, is providing any tax, legal or financial advice, nor are they making any recommendations regarding Director’s participation in the Plan, or their acquisition or sale of the underlying shares of Common Stock. Director should consult with their own personal tax, legal - 7 - and financial advisors regarding their participation in the Plan before taking any action related to the Plan, this Agreement, and/or the DSUs. (i) Appendix A. Notwithstanding any provisions in this Agreement, the award of DSUs and the DSUs shall be subject to any special terms and conditions set forth in Appendix A to this Agreement for Director’s country. If Director resides and/or works in a country, or relocates to one of the countries, included in Appendix A, the special terms and conditions for such country will apply to Director, to the extent Newmont determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Agreement. With respect to Directors residing or working in the European Union or the United Kingdom, Newmont has determined that Section 6 (Privacy Information and Consent) is deemed to be replaced by Section 6 (Privacy Information and Consent) under the heading ‘COUNTRIES IN THE EUROPEAN UNION AND THE UNITED KINDOM’ in Appendix A. (j) Imposition of Other Requirements. Newmont reserves the right to impose other requirements on Director’s participation in the Plan, on the DSUs and on any shares of Common Stock acquired under the Plan, to the extent Newmont determines it is necessary or advisable for legal or administrative reasons, and to require Director to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. (k) Language. Director acknowledges and agrees that they are sufficiently proficient in English, or, alternatively, Director acknowledges and agrees that they will seek appropriate assistance, to understand the terms and conditions in this Agreement. Furthermore, if Director received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated versions is different than the English version, the English version will control, unless otherwise required by applicable law. (l) Electronic Delivery and Acceptance. Newmont may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Director hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Newmont or a third party designated by Newmont. (m) Waiver. Director acknowledges and agrees that a waiver by Newmont of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement. (n) Insider-Trading/Market-Abuse Laws. Director acknowledges and agrees that, depending on their country or broker’s country, or the country in which Common Stock is listed, they may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect their ability to accept, acquire, sell or attempt to sell, or otherwise dispose of the shares of Common Stock, rights to shares of Common Stock (e.g., DSUs) or rights linked to the value of Common Stock, during such times as Director is considered to have “inside information” regarding Newmont (as defined by the laws or regulations in applicable jurisdictions, including the United States and Director’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Director placed before possessing inside information. Furthermore, Director may be prohibited from (i) disclosing insider information to - 8 - any third party, including fellow directors (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Newmont insider trading policy (such as Newmont’s Stock Trading Standard). Director is responsible for complying with any applicable restrictions, so they should speak to their personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in their country. (o) Foreign Asset/Account Reporting Requirements. Director acknowledges and agrees that there may be certain foreign asset and/or account reporting requirements which may affect their ability to acquire or hold the shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the shares of Common Stock acquired under the Plan) in a brokerage or bank account outside their country. Director may be required to report such accounts, assets or transactions to the tax or other authorities in their country. Director also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to their country through a designated bank or broker within a certain time after receipt. Director acknowledges and agrees that it is their responsibility to be compliant with such regulations, and they should speak to their personal advisor on this matter. 8. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument. IN WITNESS WHEREOF, Newmont Corporation has caused this Agreement to be executed by a duly authorized officer, and Director has executed this Agreement, both effective as of the day and year first written above. NEWMONT CORPORATION By:_________________________________ Name: Logan Hennessey Title: Senior Vice President, Deputy General Counsel and Corporate Secretary Accepted and Agreed to by: ____________________________________ Director

- 9 - APPENDIX A NEWMONT CORPORATION 2020 STOCK INCENTIVE COMPENSATION PLAN GLOBAL 2025 DIRECTOR STOCK UNIT AGREEMENT Unless otherwise provided below, capitalized terms used but not explicitly defined in this Appendix A shall have the same definitions as in the Plan and/or the Agreement (as applicable). Terms and Conditions This Appendix A includes additional country-specific terms and conditions that govern Director’s DSUs if they reside and/or work in one of the countries listed herein. If Director is a citizen or resident of a country other than the one in which they are currently residing and/or working, relocates to another country after the DSUs are granted, or are considered a resident of another country for local law purposes, the terms and conditions of the DSUs contained herein may not be applicable to Director, and Newmont shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to them. Notifications This Appendix A also includes information regarding certain issues of which Director should be aware with respect to their participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2026. Such laws are often complex and change frequently. As a result, Newmont strongly recommends that Director not rely on the information in this Appendix A as the only source of information relating to the consequences of their participation in the Plan because the information may be out of date at the time that Director’s DSUs vest or they sell shares of Common Stock acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to Director’s particular situation, and Newmont is not in a position to assure them of a particular result. Accordingly, Director should seek appropriate professional advice as to how the relevant laws in their country may apply to their situation. Finally, if Director is a citizen or resident of a country other than the one in which they is currently residing and/or working, transfer service after the DSUs are granted, or are considered a resident of another country for local law purposes, the information contained herein may not apply to Director. - 10 - AUSTRALIA Terms and Conditions Form of Settlement. Notwithstanding any discretion in the Plan or anything contrary in Section 2 of the Agreement, due to tax considerations in Australia, the DSU grant (including any Dividend Equivalents) does not provide any right for Director to receive a cash payment, and the DSUs (including any Dividend Equivalents related thereto) are payable only in shares of Common Stock. Notifications Securities Law Notification. The offer of DSUs is being made under Division 1A, Part 7.12 of the Australian Corporations Act 2001 (Cth). If Director offers any shares of Common Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law (in addition to any requirements under the Plan and the Agreement). Director should consult with Director's personal legal advisor prior to making any such offer to ensure compliance with the applicable requirements. Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in the Act). Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, Director will be required to file the report. CANADA Terms and Conditions The following provisions apply if Director is a resident of Quebec: Data Privacy. The following provision supplements Section 6 of the Agreement: Director hereby authorizes Newmont and its representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Director further authorizes Newmont, any parent or Subsidiary of Newmont, and any stock plan service provider that may be selected by Newmont to assist with the Plan to disclose and discuss the Plan with their respective advisors. Director further authorizes Newmont and any parent or Subsidiary of Newmont to record such information and to keep such information in Director’s file. Director acknowledges and agrees that their personal information, including sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States. Finally, Director acknowledges, agrees and authorizes Newmont and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on Director or the administration of the Plan. - 11 - Notifications Securities Law Information. Director is permitted to sell shares of Common Stock acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares of Common Stock acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the shares of Common Stock are listed on the New York Stock Exchange. Foreign Asset/Account Reporting Information. Canadian residents are required to report foreign specified property, including shares of Common Stock and rights to receive shares of Common Stock (e.g., DSUs), on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time during the year. DSUs must be reported (generally, at a nil cost) if the C$100,000 cost threshold is exceeded because of other foreign specified property held by Director. When shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares of Common Stock. The ACB would ordinarily equal the fair market value of the shares of Common Stock at the time of acquisition, but if Director owns other shares of Common Stock, this ACB may have to be averaged with the ACB of the other shares of Common Stock. COUNTRIES IN THE EUROPEAN UNION AND THE UNITED KINDOM The following provision replaces Section 5 of the Agreement: 5. Withholding Taxes. To the extent that Newmont or any Affiliate or Subsidiary is subject to withholding tax requirements under or in respect of any national, federal, state and other local or governmental taxes or social security costs and charges or similar contributions (wheresoever arising) with respect to the grant of DSUs or the vesting thereof, or the designation of any Dividend Equivalents as payable or distributable or the payment or distribution thereof, you must make arrangements satisfactory to Newmont to make payment to Newmont or its designee of the amount required to be withheld under such tax laws, as determined by Newmont or any applicable Affiliate or Subsidiary (collectively, the “Required Withholding Amount”). To the extent such withholding is required because some or all of the DSUs and any related Dividend Equivalents vest, you acknowledge and agree that Newmont or any applicable Affiliate or Subsidiary shall withhold (a) from the shares of Common Stock represented by vested DSUs and otherwise deliverable to you a number of shares of the applicable type of Common Stock and/or (b) from any related Dividend Equivalents otherwise deliverable to you an amount of such Dividend Equivalents, which collectively have a value (or, in the case of securities withheld, a fair market value) equal to the Required Withholding Amount, unless you remit the Required Withholding Amount to Newmont or its designee in cash in such form and by such time as Newmont or any applicable Affiliate or Subsidiary may require or other provisions for withholding such amount satisfactory to Newmont have been made. Notwithstanding any other provisions of this Agreement, the delivery of any shares of Common Stock represented by vested DSUs and any related Dividend Equivalents may be postponed until any required withholding taxes have been paid to Newmont or any applicable Affiliate or Subsidiary . For the avoidance of doubt (i) Newmont may allow for tax withholding in respect of the vesting of the DSUs and any related Dividend Equivalents up to the maximum withholding rate applicable to you; and (ii) Newmont or any applicable Affiliate or Subsidiary has the right (but not the obligation) to satisfy any tax withholdings by withholding from proceeds of a sale of shares of Common Stock acquired upon - 12 - payment of these DSUs arranged by Newmont or any applicable Affiliate or Subsidiary (on your behalf pursuant to this authorization without further consent), and this will be the method by which such tax withholding obligations are satisfied until Newmont or any applicable Affiliate or Subsidiary determines otherwise, subject to applicable laws. The following provision replaces Section 6 of the Agreement: 6. Privacy Information Newmont, its Affiliates and Subsidiaries may process certain personal data about Director and their immediate family or lineal descendants (collectively, “Data Subjects”), including, but not limited to, their name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in Newmont or any Affiliate or Subsidiary, details of all DSUs or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in their favor, for the exclusive purpose of implementing, administering and managing the Plan (collectively, “Personal Data”). Personal Data shall be processed in accordance with applicable data protection laws, including Regulation (EU) 2016/679 (General Data Protection Regulation) and the UK GDPR (as that term is defined in s.3(10) of the UK Data Protection Act 2018). Director is referred to the data privacy notice of their country, which is available on request from their local human resources representative. Director understands that they may exercise their rights under applicable data protection laws by contacting their local human resources representative. The Personal Data of Data Subjects may be disclosed to third party recipients, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom Director may elect to deposit any shares of Common Stock received, who may receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Director’s participation in the Plan. Personal Data will be held only as long as is necessary to implement, administer and manage their participation in the Plan, and thereafter to the extent necessary for the purposes of compliance with applicable law, and the establishment, exercise, or defense of legal claims. For the avoidance of doubt, the legal basis for processing Personal Data under this Agreement (including this Appendix A) is that such processing is: (i) necessary for the performance of a contract with the Director; or (ii) necessary for the purposes of the legitimate interest pursued by Newmont or its Affiliates or Subsidiaries that are not overridden by the interests, rights, or freedoms of the data subjects; or (iii) necessary for the purposes of compliance with applicable law or the establishment, exercise, or defense of legal claims. The following new Sections shall apply: Employment. Nothing contained in the Plan or this Agreement, and no action of Newmont or any applicable Affiliate or Subsidiary or the Plan Administrator with respect thereto, will confer or be construed to confer on you any right to continue in the employ or service of Newmont or any Affiliate or Subsidiary or interfere in any way with the right of Newmont or any Affiliate or Subsidiary to terminate your employment or service at any time, with or without Cause, subject to the provisions of any employment or consulting agreement between you and Newmont or any

- 13 - Affiliate or Subsidiary or any Subsidiary. Neither the Plan or the Agreement form part of your terms and conditions of employment. Participation in the Plan. Director acknowledges and agrees that participation in the Plan is discretionary, and they are not entitled to participate, or be considered for participation, in the Plan. Director further acknowledges that the grant of any DSUs under this Agreement does not create any right to, or expectation of, participation in the Plan on the same basis, or at all, in any future year. Acknowledgment. Director will signify acceptance of the terms and conditions of this Agreement by acknowledging the acceptance of this Agreement via the procedures described in the online grant and administration program utilized by Newmont. By their electronic acknowledgment of the DSUs, Director is acknowledging the terms and conditions of the Award set forth in this Agreement as though Director and Newmon had signed an original copy of the Agreement. Director agrees that Newmont or any Affiliate or Subsidiary is not liable for any foreign exchange rate fluctuation between Director’s local currency and the United States Dollar that may affect the value of these DSUs or of any amounts due to Director from the payment of these DSUs or the subsequent sale of any shares of Common Stock acquired upon such payment. MEXICO Plan Document Acknowledgement. By accepting the DSUs, Director acknowledges and agrees that they have received a copy of the Plan and the Agreement, including this Appendix A which Director has reviewed. Director acknowledges and agrees further that they accept all the provisions of the Plan and the Agreement, including this Appendix A. Director also acknowledges and agrees that they have read and specifically and expressly approves the terms and conditions set forth in Section 4 (“Nature of Grant”) in the Agreement, which clearly provides as follows: (1) Director’s participation in the Plan does not constitute an acquired right; (2) The Plan and Director’s participation in it are offered by Newmont on a unilateral and wholly discretionary basis; (3) Director’s participation in the Plan is voluntary; and (4) Newmont and its Parents, Subsidiaries and Affiliates are not responsible for any decrease in the value of any shares of Common Stock acquired at vesting and settlement of the DSUs. Labor Law Policy and Acknowledgment. By accepting the DSUs, Director expressly recognizes that Newmont, with registered offices at 6900 E. Layton Avenue, Suite 700, Denver, Colorado 80237 U.S.A., is solely responsible for the administration of the Plan. Director further acknowledges and agrees that their participation in the Plan, the grant of the award and any acquisition of shares of Common Stock under the Plan do not constitute a service relationship nor a labor relationship between Director and Newmont because Director is participating in the Plan on a wholly commercial basis. Based on the foregoing, Director expressly acknowledges and agrees that the Plan and the benefits that they may derive from participation in the Plan do not - 14 - establish any rights between Director and Newmont, and do not form part of the service conditions and/or benefits provided by Newmont, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Director’s service agreement, if any. Director further understands that their participation in the Plan is the result of a unilateral and discretionary decision of Newmont and, therefore, Newmont reserves the absolute right to amend and/or discontinue Director’s participation in the Plan at any time, without prior notice and without any liability to Newmont. Finally, Director hereby declares that they do not reserve to themself any action or right to bring any claim against Newmont for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to Newmont and any Parent or Subsidiary, Affiliates, branches, representation offices, shareholders, officers, agents and legal representatives with respect to any claim that may arise. Spanish Translation Reconocimientos. Al aceptar las unidades de acciones restringidas (“DSUs”), el Director reconoce que ha recibido una copia del Plan, y del Acuerdo, incluyendo este Apéndice, mismo que ha sido revisado por el Director. El Director reconoce, además, que acepta todas las disposiciones del Plan, y del Acuerdo, incluyendo este Apéndice. El Director también reconoce que ha leído y específica y expresamente aprueba de los terminos y condiciones establecidas en la Sección 4 del Acuerdo (“Naturaleza de la Subvención”), que claramente establece lo siguiente: (1) La participación del Director en el Plan no constituye un derecho adquirido; (2) El Plan y la participación del Director en el Plan se ofrecen por la Compañía (“Newmont”) de manera unilateral y totalmente discrecional; (3) La participación del Director en el Plan es voluntaria; y (4) Newmont y sus Matrices, Subsidiarias y filiales no son responsables por cualquier disminución en el valor de las Acciones adquiridas cuando las DSUs se maduren. Reconocimiento del Servicio y Declaración de la Política. Al aceptar el premio, el Director reconoce que Newmont, con domicilio registrado ubicado en 6900 E. Layton Avenue, Suite 700, Denver, Colorado 80237 U.S.A., es la única responsable por la administración del Plan. Además, el Director reconoce que su participación en el Plan, el otorgamiento del Premio y cualquier adquisición de Acciones de conformidad con el Plan no constituyen una relación de servicio, ni relación de trabajo entre el Director y Newmont, ya que el Director está participando en el Plan en sobre una base exclusivamente comercial. Con base en lo anterior, el Director expresamente reconoce que el Plan y los beneficios que le deriven de la participación en el Plan no establecen derecho alguno entre el Director y Newmont, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Newmont, y que cualquier modificación al Plan o su terminación no constituye un cambio o desmejora de los términos y condiciones de cualquier contrato de servicios del Director, de haber alguno. - 15 - Además, el Director entiende que su participación en el Plan es resultado de una decisión unilateral y discrecional de Newmont y, por lo tanto, Newmont se reserva el derecho absoluto de modificar y/o discontinuar la participación del Director en el Plan en cualquier momento, sin aviso previo y sin responsabilidad alguna para Newmont. Finalmente, el Director en este acto manifiesta que no se reserva ninguna acción o derecho para interponer una demanda o reclamación en contra de Newmont por cualquier compensación o daño o perjuicio en relación con cualquier disposición del Plan o los beneficios derivados del Plan y, en consecuencia, otorga un amplio y total finiquito a Newmont, cualesquier Matriz, Filial, Afiliada, sucursales, oficinas de representación, accionistas, directores, funcionarios, agentes y representantes con respecto a cualquier demanda o reclamación que pudiera surgir. Notifications Securities Law Information. The DSUs granted, and any shares of Common Stock acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the DSUs may not be publicly distributed in Mexico. These materials are addressed to Director because of Director’s existing relationship with Newmont, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present service providers of Newmont or any Subsidiary in Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred. UNITED KINGDOM Except as set out above, there are no country-specific provisions.